UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Form 8-K

Current Report

Pursuant to Section 13 or 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):	January 29, 2013 (January 23, 2013)

INTERCORE ENERGY, INC.

(Exact name of registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation)	000-54012 (Commission File Number)	27-2506234 (I.R.S. Employer Identification No.)

1 International Boulevard, Suite 400

Mahwah, NJ 07495

(Address of principal executive offices) (zip code)

(201) 512-8732

(Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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ITEM 1.01	ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT

Share Exchange Agreement

On January 23, 2012, we closed the transaction contemplated by an Amended and Restated Share Exchange Agreement (the “Share Exchange Agreement”) by and between us (“we”, “us”, the “Corporation” or “ICOR”), SRG, Inc., a Quebec Province corporation (“SRG”), and the shareholders of SRG (each a “Shareholder” and collectively the “Shareholders”) who are the owners of 100% of the outstanding common stock of SRG as listed on Exhibit A to the Share Exchange Agreement, pursuant to which the holders of 100% of the outstanding common stock of SRG transferred to us all of the common stock of SRG in exchange for the issuance of 5,000,000 shares (the “Shares”) of our Series C Convertible Preferred Stock (such transaction, the “Share Exchange”), which shares are convertible into 80% of our then outstanding common stock immediately after a reverse stock split. As a result of implementing the Share Exchange Agreement, SRG became our wholly-owned subsidiary and we are now a holding company with all of our operations conducted through SRG, which primarily consist of researching, developing, and testing the ADS Software. The ADS Software is ADS™ (Alertness Detection Software), a system designed around proprietary alertness detection technologies, which helps operators in modulating their work activity based on real time knowledge of their actual state of alertness (the “ADS Software”). The ADS™ methodology employs a unique approach for assessing sleepiness and low alertness levels via the observed behavior of operators in real work conditions.

Assignment and Assumption Agreement

Simultaneously with the Closing, we closed the transaction contemplated by an Assignment and Assumption Agreement by and between us and HLBC Distribution Company, Inc., a Nevada corporation (the “Acquisition and Assumption Agreement”), under which certain of our assets were transferred to HLBC Distribution Company, Inc. (“HLBCDC”) in exchange for HLBCDC assuming certain liabilities of ours. The assets we transferred to HLBCDC were the shares we owned in Legends & Heroes, Inc. and Epec Biofuels Holdings, Inc. as well as the intangible rights associated with the Myself™ pelvic muscle trainer and a novel medical applicator referred to as the “Soft and Smooth Assets.” In addition to the assets we issued HLBDC 40,203,785 shares of our common stock (the “HLBCDC Shares”), and warrants to purchase 50,000,000 shares of our common stock at the exercise price of $0.0055 per share (the fair market value of our common stock as of the date of the Agreement) (the “HLBCDC Warrant”). In exchange for the assets, shares and the warrant, HLBCDC agreed to assume $985,948 of liabilities consisting of fees owed to management, notes payables and trade payables.

Asset Purchase Agreement

Simultaneous with the close of the transaction, we closed the transaction contemplated by an Asset Purchase Agreement (the “Asset Purchase Agreement”) between us and Rockland Group, LLC, our majority shareholder in advance of the Share Exchange and an entity controlled by one of our Directors (“Rockland”), pursuant to which we sold the shares we owned in HepatoChem, Inc. to Rockland in exchange for Rockland agreeing to forgive a portion of the debt owed to it by us. We are not expected to record significant gains or losses in connection with the above transactions.

ITEM 2.01	COMPLETION OF ACQUISITION OR DISPOSITION OF ASSETS

As described above, as a result of the Share Exchange Agreement, we acquired SRG, including its rights to the ADS Software.

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As described above, pursuant to the Assignment and Assumption Agreement and the Asset Purchase Agreement, we disposed of the following assets: the shares we owned in Legends & Heroes, Inc., Epec Biofuels Holdings, Inc. and HepatoChem, Inc., as well as the intangible rights associated with the Myself™ pelvic muscle trainer and a novel medical applicator referred to as the “Soft and Smooth Assets.”

ITEM 3.02	UNREGISTERED SALES OF EQUITY SECURITIES

Pursuant to the Share Exchange Transaction, we agreed to issue 5,000,000 shares of our newly-created Series C Preferred Stock to the shareholders of SRG that are listed on the Share Exchange Agreement, including to Mr. Claude Brun and Ms. Danielle Beauchamp, both of whom are now officers and directors of ICOR. We have not issued those shares as of the date of this filing. Based on the representation and warranties provided by the SRG Shareholders in the Exchange Agreement, the issuances will be exempt from registration pursuant to Section 4(2) of the Securities Act of 1933, due to the fact the SRG Shareholders are either accredited or sophisticated investors and are familiar with our operations.

Pursuant to the Assignment and Assumption Agreement, we issued HLBCDC 40,203,785 shares of our common stock (the “HLBCDC Shares”), and warrants to purchase 50,000,000 shares of our common stock, at the exercise price of $0.0055 per share (the fair market value of our common stock as of the date of this Agreement) (the “HLBCDC Warrant”). In exchange for the assets, shares and the warrant, HLBCDC agreed to assume $985,948 of liabilities consisting of fees owed to management, notes payables and trade payables. Based on the representation and warranties provided by HLBCDC in the Assignment and Assumption Agreement, the issuances will be exempt from registration pursuant to Section 4(2) of the Securities Act of 1933, due to the fact M. Scott Stevens is the President of one of our largest shareholders, New Horizon, Inc., is either an accredited or sophisticated investor and is familiar with our operations.

On or about January 11, 2013, we received a notice of conversion from New Horizon, Inc., one of our largest shareholders and an entity controlled by Mr. M. Scott Stevens, notifying us that New Horizon, Inc. wished to convert $1,509,361 of principal and interest due under that certain InterCore Energy, Inc. Convertible Promissory Note dated December 8, 2010 into 9,056,166 shares of our common stock. The issuance was exempt from registration pursuant to Section 4(2) of the Securities Act of 1933, due to the fact M. Scott Stevens is the President of one of our largest shareholders, New Horizon, Inc., is either an accredited or sophisticated investor and is familiar with our operations.

On or about January 11, 2013, we received a notice of conversion from Rockland Group, LLC, one of our largest shareholders and an entity controlled by Mr. Harry Pond, one of our officers and directors, notifying us that Rockland Group, LLC wished to convert $579,938 of principal and interest due under that certain InterCore Energy, Inc. Convertible Promissory Note dated September 30, 2012 into 182,945,741 shares of our common stock. The issuance was exempt from registration pursuant to Section 4(2) of the Securities Act of 1933, due to the fact Harry Pond is one of our officers and directors, Rockland Group, LLC, is either an accredited or sophisticated investor and is familiar with our operations.

On or about January 11, 2013, we received a notice of conversion from New Horizon, Inc., one of our largest shareholders and an entity controlled by Mr. M. Scott Stevens, notifying us that New Horizon, Inc. wished to convert 4,500,000 shares of Series B Preferred Stock into 202,500,000 shares of our common stock. The issuance was exempt from registration pursuant to Section 4(2) of the Securities Act of 1933, due to the fact M. Scott Stevens is the President of one of our largest shareholders, New Horizon, Inc., is either an accredited or sophisticated investor and is familiar with our operations.

On or about January 11, 2013, we received a notice of conversion from Rockland Group, LLC, one of our largest shareholders and an entity controlled by Mr. Harry Pond, one of our officers and directors, notifying us that Rockland Group, LLC wished to convert 2,000,000 shares of Series A Preferred Stock into 18,000,000 shares of our common stock. The issuance was exempt from registration pursuant to Section 4(2) of the Securities Act of 1933, due to the fact Harry Pond is one of our officers and directors, Rockland Group, LLC, is either an accredited or sophisticated investor and is familiar with our operations.

On or about January 11, 2013, we received notices of conversion from three non-affiliates, notifying us that they wished to convert a total of $162,000 in trade payables into 50,131,230 shares of our common stock. The issuances were exempt from registration pursuant to Section 4(2) of the Securities Act of 1933, due to the fact the investors are either an accredited or sophisticated investor and are familiar with our operations.

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ITEM 5.01	CHANGES IN CONTROL OF REGISTRANT

As a result of the Share Exchange, we agreed to issue 5,000,000 shares of our Series C Convertible Preferred Stock, which are automatically convertible into 80% of our common stock (subject to decrease pro rata with our other shareholders if any shares or convertible instruments are issued by us before the effectiveness of the reverse stock split) upon the effectiveness of a reverse stock split, which we plan to accomplish in the next 60 days. The Series C Convertible Preferred Stock votes in accordance with its conversion rights, or 80% of our voting control on any matter brought before our shareholders for a vote. As a result of the Share Exchange we underwent a change in our voting control.

ITEM 5.02	DEPARTURE OF DIRECTORS OR CERTAIN OFFICERS; ELECTION OF DIRECTORS; APPOINTMENT OF CERTAIN OFFICERS; COMPENSATORY ARRANGEMENTS OF CERTAIN OFFICERS

Upon the closing of the Share Exchange Agreement on January 23, 2013, James F. Groelinger, Harry Pond, and Wayne LeBlanc submitted their resignations from our Board of Directors, effective with the effectiveness of a reverse stock split which is anticipated to occur within the next 60 days.

Upon the closing of the Share Exchange Agreement on January 23, 2013, James F. Groelinger submitted his resignation as our Chief Executive Officer and Frederick Larcombe submitted his resignation as our Secretary.

A copy of this report has been provided to James F. Groelinger, Harry Pond, Wayne LeBlanc, and Frederick Larcombe, each of which has been provided with the opportunity to furnish us as promptly as possible with a letter addressed to us stating whether he agrees with the statements made by us in this report, and if not, stating the respects those statements are incorrect. None of the individuals submitted such a letter.

On the same day, our Board of Directors appointed Claude Brun and Danielle Beauchamp to fill vacancies on our Board of Directors. The appointments of Claude Brun and Danielle Beauchamp were effective at the closing of the Share Exchange.

In addition, our Board of Directors appointed Claude Brun and Danielle Beauchamp to serve as our Chief Executive Officer and Secretary, respectively, effective immediately at the closing of the Share Exchange.

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ITEM 9.01	FINANCIAL STATEMENTS AND EXHIBITS

(c)          Exhibits

3.1	Certificate of Designation for InterCore Energy, Inc. Series C Convertible Preferred Stock

10.1	Amended and Restated Share Exchange Agreement by and between InterCore Energy, Inc., SRG, Inc., and the shareholders of SRG dated January 15, 2013

10.2	Assignment and Assumption Agreement by and between InterCore Energy, Inc. and HLBC Distribution Company, Inc. dated January 15, 2013

10.3	Asset Purchase Agreement by and between InterCore Energy, Inc. and Rockland Group, LLC dated January 15, 2013

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Company has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: January 29, 2013	InterCore Energy, Inc.
a Delaware corporation

/s/ Claude Brun
By: Claude Brun
Its: Chief Executive Officer

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